Exhibit 99.7

PRIVATE & CONFIDENTIAL EXECUTION VERSION
AMENDMENT AGREEMENT
dated 1 March 2022

BETWEEN

GARNET FAITH LIMITED
as Company

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

and

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH

(上海浦东发展银行股份有限公司上海分行)

as Arrangers

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行)

and

SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行)

as Original Lenders

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Agent

and

CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH

(招商银行股份有限公司上海分行)

as Security Agent

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THIS AGREEMENT is dated 1 March 2022 and is made between:

(1)	GARNET FAITH LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability with registration number 368971 and having its registered address at offices at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands as original borrower under the Initial Facilities which will be merged into the Target on completion of the Merger and thereafter any reference to the Company means that surviving entity of the Merger (the Company);

(2)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行), incorporated in the PRC with limited liability as sole original mandated lead arranger (the Original Lead Arranger) and SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行), incorporated in the PRC with limited liability as original joint mandated lead arranger (the Original Co-Lead Arranger, together with the original lead arranger and whether individually or together, the Arrangers);

(3)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) and SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行) as Original Lenders;

(4)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) as agent of the other Finance Parties (the Agent); and

(5)	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行) as security trustee for the Secured Parties (the Security Agent).

BACKGROUND:

(A)	The Parties (as defined below) enter into this Agreement in connection with the Original Facilities Agreement (as defined below).

(B)	The Parties intend that this Agreement will amend the Original Facilities Agreement on the date of this Agreement in connection with certain amendments to the Merger Documents, Interim Investors Agreement and the Support Agreements. Save as amended and supplemented herein, all terms and conditions of the Original Facilities Agreement (as amended and supplemented by this Agreement) shall remain unchanged and shall be binding and have full force and effect.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Amended Facilities Agreement means the Original Facilities Agreement as amended by this Agreement.

Original Facilities Agreement means the facilities agreement originally dated 21 October 2021 entered into between, among others, the Company, the Arrangers, the Original Lenders, the Agent and the Security Agent.

Party means a party to this Agreement.

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1.2	Construction

(a)	Unless otherwise expressly defined in this Agreement or the context otherwise requires, words and expressions defined in the Original Facilities Agreement have the same meaning in this Agreement.

(b)	Save as set out in this Agreement, the provisions of clause 1.2 (Construction) and clause 1.5 (Third party rights) of the Original Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

1.3	Finance Document

This Agreement is designated as a Finance Document by the Agent and the Company.

2.	Amendments to the Original Facilities Agreement

2.1	Amended Facilities Agreement

For the purposes of Clause 38 (Amendments and Waivers) of the Original Facilities Agreement, the Parties agree that the Original Facilities Agreement be varied and amended by this Agreement on and from the date of this Agreement as set out in Schedule 1 (Amendments to Original Facilities Agreement).

2.2	Continuation

(a)	On and from the date hereof, the Original Facilities Agreement and this Agreement shall be read and construed as one document.

(b)	Except as otherwise provided in this Agreement, the Original Facilities Agreement and the other Finance Documents remain in full force and effect.

(c)	Save as expressly provided in this Agreement, nothing in this Agreement shall constitute or be construed as a waiver or compromise of any term or condition of the Finance Documents or of the rights of any Finance Party in relation to the Finance Documents.

(d)	On and from the date hereof, references in the Original Facilities Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Original Facilities Agreement shall be construed as a reference to the Amended Facilities Agreement or a provision of the Amended Facilities Agreement, as applicable.

3.	Representations

The Company:

(a)	confirms to each Finance Party that on the date of this Agreement the Repeating Representations are true; and

(b)	makes each Repeating Representation on the date of this Agreement as if references to the Original Facilities Agreement and Finance Documents are construed as references to this Agreement, the Amended Facilities Agreement and the Finance Documents,

in each case, each Repeating Representation is applied to the facts and circumstances then existing.

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4.	Miscellaneous

4.1	Incorporation

The provisions of clauses 34 (Notices), 36 (Partial Invalidity) and 38 (Amendments and Waivers), of the Original Facilities Agreement shall apply to this Agreement as though they were set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	Governing Law and enforcement

5.1	Governing Law

This Agreement is governed by Hong Kong law.

5.2	Enforcement

Clause 42 (Enforcement) of the Original Facilities Agreement shall apply to this Agreement as though it was set out in full in this Agreement, except that references therein to "this Agreement" will be construed as references to this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

AMENDMENTS TO ORIGINAL FACILITIES AGREEMENT

Terms defined in or construed for the purposes of the Original Facilities Agreement have the same meaning when used in this Schedule unless given a different meaning herein.

No.	Clause Reference	Provisions in the Original Facilities Agreement	Amendments to the Original Facilities Agreement
1.	Definition of “Amendment Agreement” in Clause 1.1 (Definitions)	No equivalent provision in the Original Facilities Agreement.

The following definition shall be added after the definition of “Agreed FX Rate” in Clause 1.1 (Definitions).

Amendment Agreement means the amendment agreement to this Agreement dated 1 March 2022 between, among others, the Company, the Arrangers and the Agent.

2.	Paragraph (a)(iii) of the definition of Definition of “Availability Period” in Clause 1.1 (Definitions)

Availability Period means:

(a) (in relation to the first Utilisation of each Initial Facility) the period from and including the Signing Date to and including the earliest of:

……

(iii) 21 June 2022 subject to extension of a further 12 Months from the date of a newly issued commitment letter to be issued by the Arrangers on the same terms at the request of the Company on a date falling no earlier than 21 December 2021, if the Company in its reasonable opinion, determines that the long stop date under the Merger Agreement has been or will be extended by the parties thereto provided that internal credit approval for such newly issued commitment letter has been obtained by each Arranger,

Paragraph (a)(iii) of the definition of “Availability Period” shall be removed in its entirety and be replaced with the following:

(a)(iii) the date falling 12 months from the date of the Amendment Agreement,

3.	Definition of “Base Case Model” in Clause 1.1 (Definitions)	Base Case Model means the financial model in the form agreed by the Company and the Arrangers on or prior to the Signing Date or as amended or supplemented with the consent of the Agent (acting reasonably and such consent shall not be unreasonably withheld or delayed).

The definition of “Base Case Model” shall be removed in its entirety and be replaced with the following:

Base Case Model means the financial model in the form agreed by the Company and the Arrangers on or prior to the date of the Amendment Agreement or as amended or supplemented with the consent of the Agent (acting reasonably and such consent shall not be unreasonably withheld or delayed).

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4.	Definition of “Finance Documents” in Clause 1.1 (Definitions)

Finance Document means this Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, the Deed of Guarantee, any CBF Security Coordination Agreement, any Resignation Letter, any Selection Notice, any Increase Confirmation - Cancelled Commitments, any Ancillary Document, any Transaction Security Document, any Account Control Agreement (prior to the granting of any CBF Security), any Utilisation Request, any Additional Facility Notice, any Additional Facility Lender Accession Notice and any other document designated as a Finance Document by the Agent and the Company in writing, provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)            the definition of Material Adverse Effect;

(b)            paragraph (a) of the definition of Permitted Transaction;

(c)            the definition of Transaction Documents;

(d)            Clauses 2.4 (Finance Parties’ rights and obligations) and 2.5 (Obligors’ Agent);

(e)            the definition of Transaction Security Documents;

(f)             paragraph (a)(v) of Clause 1.2 (Construction); and

(g)            Clause 25 (Events of Default) (other than Clause 25.14 (Repudiation and rescission of agreements) and Clause 25.17 (Acceleration)),

and for the avoidance of doubt, a Hedging Agreement shall be a Finance Document for the purpose of the Deed of Guarantee.

The definition of “Finance Document” shall be removed in its entirety and be replaced with the following:

Finance Document means this Agreement, the Amendment Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, the Deed of Guarantee, any CBF Security Coordination Agreement, any Resignation Letter, any Selection Notice, any Increase Confirmation - Cancelled Commitments, any Ancillary Document, any Transaction Security Document, any Account Control Agreement (prior to the granting of any CBF Security), any Utilisation Request, any Additional Facility Notice, any Additional Facility Lender Accession Notice and any other document designated as a Finance Document by the Agent and the Company in writing, provided that where the term Finance Document is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)            the definition of Material Adverse Effect;

(b)            paragraph (a) of the definition of Permitted Transaction;

(c)            the definition of Transaction Documents;

(d)            Clauses 2.4 (Finance Parties’ rights and obligations) and 2.5 (Obligors’ Agent);

(e)            the definition of Transaction Security Documents;

(f)             paragraph (a)(v) of Clause 1.2 (Construction); and

(g)            Clause 25 (Events of Default) (other than Clause 25.14 (Repudiation and rescission of agreements) and Clause 25.17 (Acceleration)),

and for the avoidance of doubt, a Hedging Agreement shall be a Finance Document for the purpose of the Deed of Guarantee.

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5.	Definition of “Permitted Convertible Bonds” in Clause 1.1 (Definitions)

Permitted Convertible Bonds means the convertible bonds issued by any Target Group Member in the principal amount not exceeding US$351,000,000 to Recruit or any of its Affiliates as holder of such convertible bonds, provided that:

(a)            such convertible bonds shall be unsecured and subordinated to the Initial Facilities; and

(b)            no cash interest or principal shall be payable on such convertible bonds before the Termination Date in respect of the Initial Term Facility.

The definition of “Permitted Convertible Bonds” shall be removed in its entirety and be replaced with the following:

Permitted Convertible Bonds means the convertible bonds issued by any Target Group Member in the principal amount not exceeding US$250,000,000 to Recruit or any of its Affiliates as holder of such convertible bonds, provided that:

(a)            such convertible bonds shall be unsecured and subordinated to the Initial Facilities; and

(b)            no cash interest or principal shall be payable on such convertible bonds before the Termination Date in respect of the Initial Term Facility.

6.	Definition of “Support Agreement (Recruit)” in Clause 1.1 (Definitions)	Support Agreement (Recruit) means the support agreement dated 21 June 2021, between, the Company, Recruit, DCP SPV, OL SPV and Founder SPV (New) in respect of the Merger Agreement.

The definition of “Support Agreement (Recruit)” shall be removed in its entirety and be replaced with the following:

Support Agreement (Recruit) means the support agreement dated 21 June 2021, between, the Company, Recruit, DCP SPV, OL SPV and Founder SPV (New) in respect of the Merger Agreement, as amended, restated, supplemented or otherwise modified from time to time.

7.	Definition of “Support Agreement (Management)” in Clause 1.1 (Definitions)	Support Agreement (Management) means the support agreement dated 21 June 2021, between, the Company, the Founder, the Founder SPV (Existing), Founder SPV (New), Ms. Chien, and LLW in respect of the Merger Agreement.

The definition of “Support Agreement (Management)” shall be removed in its entirety and be replaced with the following:

Support Agreement (Management) means the support agreement dated 21 June 2021, between, the Company, the Founder, the Founder SPV (Existing), Founder SPV (New), Ms. Chien, and LLW in respect of the Merger Agreement, as amended, restated, supplemented or otherwise modified from time to time.

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8.	Definition of “Total Commitments” in Clause 1.1 (Definitions)	Total Commitments means the aggregate of the Total Initial Term Facility Commitments, Total Cash Bridge Facility (Tranche A) Commitments, Total Cash Bridge Facility (Tranche B) Commitments and the Total Additional Facility Commitments (only if any Additional Facility is established after the Signing Date), being US$1,825,000,000 at the Signing Date.

The definition of “Total Commitments” shall be removed in its entirety and be replaced with the following:

Total Commitments means the aggregate of the Total Initial Term Facility Commitments, Total Cash Bridge Facility (Tranche A) Commitments, Total Cash Bridge Facility (Tranche B) Commitments and the Total Additional Facility Commitments (only if any Additional Facility is established after the Signing Date), being US$1,875,000,000 at the date of the Amendment Agreement.

9.	Definition of “Total Initial Term Facility Commitments” in Clause 1.1 (Definitions)	Total Initial Term Facility Commitments means the aggregate of the Initial Term Facility Commitments, being US$500,000,000 at the Signing Date.

The definition of “Total Initial Term Facility Commitments” shall be removed in its entirety and be replaced with the following:

Total Initial Term Facility Commitments means the aggregate of the Initial Term Facility Commitments, being US$550,000,000 at the date of the Amendment Agreement.

10.	Sub-paragraph (iii) of paragraph (a) of Clause 4.3 (Certain Funds Utilisation)	(iii) (in respect of any subsequent Utilisation of the Initial Term Facility which is applied towards the payment of the Portfolio Company Liability or any other purchase price payable for the Merger pursuant to the Merger Documents but not yet funded by the first Utilisation of the Initial Term Facility) only) the Agent has, on or prior to the proposed Utilisation Date in respect of such Initial Term Facility, received (or the Agent has waived the requirement to receive) evidence that at least 70% of such Portfolio Company Liability has been funded or will be funded concurrently with the proposed Utilisation by way of New Shareholder Injections.

Sub-paragraph (iii) of paragraph (a) of Clause 4.3 (Certain Funds Utilisation) shall be removed in its entirety and be replaced with the following:

(iii)       (in respect of any subsequent Utilisation of the Initial Term Facility which is applied towards the payment of the Portfolio Company Liability or any other purchase price payable for the Merger pursuant to the Merger Documents but not yet funded by the first Utilisation of the Initial Term Facility) only) the Agent has, on or prior to the proposed Utilisation Date in respect of such Initial Term Facility, received (or the Agent has waived the requirement to receive) evidence that at least 50% of such Portfolio Company Liability has been funded or will be funded concurrently with the proposed Utilisation by way of New Shareholder Injections.

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11.	Schedule 1 (The Original Lenders)					Schedule 1 (The Original Lenders) to the Original Facilities Agreement shall be removed in its entirety and be replaced with the following:
		Name of Original Lender	Initial Term Facility Commitment (US$)	Cash Bridge Facility (Tranche A) Commitment (US$)	Cash Bridge Facility (Tranche B) Commitment (US$)	Name of Original Lender	Initial Term Facility Commitment (US$)	Cash Bridge Facility (Tranche A) Commitment (US$)	Cash Bridge Facility (Tranche B) Commitment (US$)
		CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行)	300,000,000	660,000,000	135,000,000	CHINA MERCHANTS BANK CO., LTD. SHANGHAI BRANCH (招商银行股份有限公司上海分行)	330,000,000	660,000,000	135,000,000
		SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行)	200,000,000	440,000,000	90,000,000	SHANGHAI PUDONG DEVELOPMENT BANK CO., LTD. SHANGHAI BRANCH (上海浦东发展银行股份有限公司上海分行)	220,000,000	440,000,000	90,000,000
		Total	500,000,000	1,100,000,000	225,000,000	Total	550,000,000	1,100,000,000	225,000,000

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12.	Sub-paragraph (ii) of paragraph 2(i) of Part A (Term Facility), Part I (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent and Conditions Subsequent)

(in the case of the Company only) confirming that:

……

(ii) as at the Closing Date, the aggregate amount of the Equity Investment is not less than 60 per cent of the aggregate amount of (x) Equity Investment but excluding any deferred payment to Dissenting Shareholders not payable on the Closing Date), (y) the amount drawn under the Initial Term Facility and the Cash Bridge Facilities on the Initial Utilisation Date in respect of the Initial Term Facility, and (z) the Target Cash, and the aggregate amount of (x), (y) and (z) will be sufficient to pay for the purchase price payable for the Merger pursuant to the Merger Documents on the Closing Date (excluding any deferred payment to Dissenting Shareholders not payable on the Closing Date), attaching evidence that the cash component of (x) and (z) payable for the Merger on the Closing Date pursuant to the Merger Documents has been or will be deposited into the account of the paying agent appointed for the Merger or has been deposited in an account opened with an Arranger (or any of its Affiliates) concurrently with the funding of the Initial Term Facility and/or Cash Bridge Facilities.

Sub-paragraph (ii) of paragraph 2(i) shall be removed in its entirety and be replaced with the following:

(ii) as at the Closing Date, the aggregate amount of the Equity Investment is not less than 50 per cent of the aggregate amount of (x) Equity Investment but excluding any deferred payment to Dissenting Shareholders not payable on the Closing Date), (y) the amount drawn under the Initial Term Facility and the Cash Bridge Facilities on the Initial Utilisation Date in respect of the Initial Term Facility, and (z) the Target Cash, and the aggregate amount of (x), (y) and (z) will be sufficient to pay for the purchase price payable for the Merger pursuant to the Merger Documents on the Closing Date (excluding any deferred payment to Dissenting Shareholders not payable on the Closing Date), attaching evidence that the cash component of (x) and (z) payable for the Merger on the Closing Date pursuant to the Merger Documents has been or will be deposited into the account of the paying agent appointed for the Merger or has been deposited in an account opened with an Arranger (or any of its Affiliates) concurrently with the funding of the Initial Term Facility and/or Cash Bridge Facilities.

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SIGNATURES

THE COMPANY

GARNET FAITH LIMITED

By /s/ David Haifeng Liu

Garnet Faith Limited

c/o DCP Capital

21/F, York House, The Landmark, 15 Queen’s Road Central, Hong Kong

Attention: Julian Wolhardt

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Unit 5201, Fortune Financial Center,

5 Dongsanhuan Zhonglu, Chaoyang District, Beijing 100020, China

Attention: Judie Ng Shortell

Email: jngshortell@paulweiss.com

Kirkland & Ellis LLP

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: Jacqueline Zheng; Daniel Dusek; Joseph Raymond Casey

Email: jacqueline.zheng@kirkland.com; daniel.dusek@kirkland.com; joseph.casey@kirkland.com

Weil, Gotshal & Manges LLP

29/F, Alexandra House

18 Chater Road, Central

Hong Kong

Attention: Tim Gardner; William Welty

E-mail: tim.gardner@weil.com; william.welty@weil.com

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Brian E. Hamilton; Garth W. Bray

Email: hamiltonb@sullcrom.com; brayg@sullcrom.com

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement

Project Elevate - LBO Amendment Agreement